UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 31, 2006

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2006 Performance Incentive Plan

As part of its overall compensation program, Boston Scientific Corporation (the “Company”) provides an annual cash incentive opportunity for salaried personnel, including executive officers, under its Performance Incentive Plan. Cash incentives are generally based upon the level of achievement of quarterly Company, divisional and individual objectives. The 2006 Performance Incentive Plan measures corporate performance on a quarterly basis against sales and profitability goals through a matrix of revenue and net income objectives and also measures performance against quality metrics. Individual achievement for an executive officer is measured by the performance of the strategic functions for which each executive officer is responsible.

At a meeting held on Tuesday, October 31, the Executive Compensation and Human Resources Committee of the Board of Directors clarified that the achievement of quality, sales and profitability goals under the 2006 Performance Incentive Plan will be determined for legacy Boston Scientific and legacy Guidant Corporation separately. The clarification applies to all BSC employees including executive officers.

Compensation of Executive Officers.

On October 31, 2006, the Board of Directors approved certain promotions and expanded job responsibilities for certain executive officers, including the appointment of William Kucheman to the Company’s Executive Committee. On the same date, the Executive Compensation and Human Resources Committee of the Board of Directors approved management’s recommendation to provide salary increases and certain long-term incentive awards in connection with expanded job responsibilities for these executive officers as described below. The long-term incentive awards consist of: (i) options to purchase shares of our common stock at the fair market value on the date of grant, vesting in four equal installments beginning on the first anniversary of the date of grant, and (ii) a deferred stock unit (DSU) award of shares of our common stock to be issued in four equal annual installments beginning on the second anniversary of the date of grant. The stock option and deferred stock unit awards were made under our 2003 Long-Term Incentive Plan and are subject to both the terms and conditions of the Plan as well as the terms and conditions of our standard incentive award agreements, forms of which have been previously filed. The approved job titles and compensation of these executive officers are summarized in the following table:

Executive Officer	Title	Prior Base Salary	New Base Salary	Performance Incentive Plan Opportunity (% Salary)	Long Term Incentive Award
Brian Burns	Senior Vice President, Quality	$270,000	$325,000	75%	n/a
Jeffrey Goodman	Executive Vice President, International	$400,000	$432,000	75%	75,000 options 26,000 DSUs
William Kucheman	Senior Vice President and Group President, Interventional Cardiology	$320,000	$380,000	75%	75,000 options 26,000 DSUs
Ken Pucel	Executive Vice President, Operations	$305,000	$400,000	75%	75,000 options 26,000 DSUs

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: November 6, 2006	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel